Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	19	813	96,034		51,781	30,700	12,711	842
Seniors Housing Triple-net	12	359	29,839		5,740	16,726	7,069	304
Outpatient Medical	15	385	22,471,604	(1)	n/a	n/a	n/a	n/a
Health System	30	205	24,485		201	517	3,145	20,622
Long-Term/Post-Acute Care	17	99	11,417		—	762	—	10,655
Total	17	1,861

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	4Q20 NOI	4Q21 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	489	$134,233	$121,713	(9.3)%	754	$721,684	39.3%
Seniors Housing Triple-net(4)	287	85,821	89,423	4.2%	341	430,476	23.5%
Outpatient Medical	350	99,521	101,893	2.4%	375	425,592	23.2%
Health System	190	35,786	36,771	2.8%	201	162,104	8.8%
Long-Term/Post-Acute Care(4)	77	22,561	22,372	(0.8)%	90	94,808	5.2%
Total	1,393	$377,922	$372,172	(1.5)%	1,761	$1,834,664	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	77.5%	n/a	n/a	96.9%	1.4%	0.8%	0.9%
Seniors Housing Triple-net	76.0%	0.80	0.95	89.6%	3.4%	0.7%	6.3%
Outpatient Medical	94.8%	n/a	n/a	100.0%	—	—	—
Health System	71.7%	0.39	1.02	39.9%	40.9%	19.2%	—%
Long-Term/Post-Acute Care	76.4%	1.29	1.55	30.4%	36.8%	32.8%	—%
Total		0.75	1.05	93.1%	3.6%	2.1%	1.2%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 21 and 22 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of December 31, 2021 for Seniors Housing Operating and Outpatient Medical and September 30, 2021 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
ProMedica	201	$—	$—	$—	$162,104	$—	$162,104	8.8%
Sunrise Senior Living	120	93,825	—	—	—	—	93,825	5.1%
Atria Senior Living	93	89,642	—	—	—	—	89,642	4.9%
Avery Healthcare	55	13,839	69,485	—	—	—	83,324	4.5%
Belmont Village	21	77,960	—	—	—	—	77,960	4.2%
Brookdale Senior Living	85	(681)	62,283	—	—	—	61,602	3.4%
Revera	85	56,327	—	—	—	—	56,327	3.1%
Legend Senior Living	38	—	52,402	—	—	1,088	53,490	2.9%
Sagora Senior Living	31	22,641	28,118	—	—	—	50,759	2.8%
Senior Resource Group	24	49,730	—	—	—	—	49,730	2.7%
Remaining	1,008	318,401	218,188	425,592	—	93,720	1,055,901	57.6%
Total	1,761	$721,684	$430,476	$425,592	$162,104	$94,808	$1,834,664	100.0%

By Country:
United States	1,503	$535,262	$352,304	$425,592	$162,104	$87,517	$1,562,779	85.2%
United Kingdom	116	84,298	74,457	—	—	—	158,755	8.7%
Canada	142	102,124	3,715	—	—	7,291	113,130	6.1%
Total	1,761	$721,684	$430,476	$425,592	$162,104	$94,808	$1,834,664	100.0%

By MSA:
Los Angeles	72	$64,279	$19,233	$33,736	$—	$—	$117,248	6.4%
New York	80	45,396	20,607	34,446	5,517	3,192	109,158	5.9%
Dallas	60	26,955	16,187	28,416	811	4,068	76,437	4.2%
Greater London	48	49,070	17,269	—	—	—	66,339	3.6%
Philadelphia	45	9,322	1,590	23,310	20,425	552	55,199	3.0%
Washington D.C.	43	30,765	1,456	7,088	10,725	3,882	53,916	2.9%
San Francisco	20	24,585	10,326	—	4,682	—	39,593	2.2%
Houston	32	6,698	3,430	29,004	—	—	39,132	2.1%
San Diego	18	18,927	6,647	7,707	—	2,736	36,017	2.0%
Charlotte	26	1,296	9,711	20,961	—	—	31,968	1.7%
Montréal	21	30,830	—	—	—	—	30,830	1.7%
Chicago	42	7,009	6,224	5,281	10,464	—	28,978	1.6%
Minneapolis	20	(1,779)	15,776	14,256	—	—	28,253	1.5%
Seattle	29	7,653	3,256	14,101	1,425	—	26,435	1.4%
Boston	26	19,311	5,039	2,506	—	(817)	26,039	1.4%
Raleigh	12	6,400	17,846	918	—	—	25,164	1.4%
Birmingham, UK	15	14,255	10,575	—	—	—	24,830	1.4%
Baltimore	19	3,588	—	12,273	4,211	4,427	24,499	1.3%
Miami	36	1,206	—	16,173	5,570	—	22,949	1.3%
Toronto	25	22,499	—	—	—	—	22,499	1.2%
Remaining	1,072	333,419	265,304	175,416	98,274	76,768	949,181	51.8%
Total	1,761	$721,684	$430,476	$425,592	$162,104	$94,808	$1,834,664	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	4Q20	1Q21	2Q21	3Q21	4Q21
Properties	607	608	630	736	755
Units	58,370	58,185	59,670	71,721	76,105
Total occupancy	76.0%	72.7%	73.0%	74.9%	76.3%
Total revenues	$703,039	$711,118	$728,235	$812,096	$877,564
Operating expenses	539,465	539,058	584,484	644,241	698,601
NOI	$163,574	$172,060	$143,751	$167,855	$178,963
Recurring cap-ex	$14,356	$7,255	$14,448	$15,395	$28,057
Other cap-ex	$27,728	$13,413	$31,794	$35,588	$51,168

Same Store Performance(2)	4Q20	1Q21	2Q21	3Q21	4Q21
Properties	489	489	489	489	489
Occupancy	77.0%	74.1%	74.6%	76.5%	77.9%
Same store revenues	$603,425	$584,022	$595,276	$615,616	$632,183
Compensation	272,662	275,375	275,641	292,504	307,436
Utilities	26,695	28,573	25,146	29,134	28,378
Food	23,581	21,572	22,186	23,559	24,543
Repairs and maintenance	15,170	15,041	15,975	17,165	18,672
Property taxes	24,875	26,785	26,063	25,777	23,375
All other	106,209	101,919	101,011	99,731	108,066
Same store operating expenses	469,192	469,265	466,022	487,870	510,470
Same store NOI	$134,233	$114,757	$129,254	$127,746	$121,713
Same store NOI margin %	22.2%	19.6%	21.7%	20.8%	19.3%
Year over year NOI growth rate					(9.3)%

Partners	Properties(3)	Pro Rata Units(3)	Welltower Ownership %(4)	Core Markets	4Q21 NOI	% of Total
Sunrise Senior Living	123	10,004	100.0%	Southern California	$23,898	13.4%
Atria Senior Living	93	11,296	100.0%	Northern California	15,976	8.9%
Belmont Village	21	2,804	95.0%	Greater London	12,150	6.8%
Revera	85	8,352	75.0%	New York / New Jersey	10,129	5.7%
Brandywine Living	28	2,703	99.6%	Washington D.C.	8,216	4.6%
Signature Senior Lifestyle	31	2,251	85.8%	Montréal	7,683	4.3%
Senior Resource Group	24	3,268	61.6%	Toronto	5,630	3.1%
Cogir	23	3,263	87.9%	Boston	4,663	2.6%
Clover Management	33	3,630	90.3%	Birmingham, UK	3,365	1.9%
Chartwell Retirement Residences	42	4,479	49.6%	Vancouver	2,070	1.2%
Care UK	26	1,869	100.0%	Seattle	2,000	1.1%
Watermark	14	3,543	100.0%	Manchester, UK	1,721	1.0%
Sagora Senior Living	14	1,483	83.4%	Ottawa	1,393	0.8%
Oakmont Senior Living	15	1,437	100.0%	Core Markets	98,894	55.4%
Remaining	182	15,844		All Other	80,069	44.6%
Total	754	76,226		Total	$178,963	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 21 and 22 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.3% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	36 / 4,012	$64,279	12.0%	9 / 1,343	9 / 960	$9,783	1.2%	8.8%	6,743	$110,149	$1,155,326	1.0%		6.1%
New York	35 / 3,197	45,396	8.5%	6 / 960	8 / 733	4,479	5.1%	9.7%	5,740	122,720	554,242	1.4%		3.8%
Washington D.C.	17 / 1,974	30,765	5.7%	5 / 616	7 / 922	3,945	3.6%	11.9%	5,508	127,166	762,345	2.8%		3.3%
Dallas	23 / 3,025	26,955	5.0%	3 / 564	3 / 638	4,330	6.1%	26.3%	3,229	93,632	375,818	2.2%		5.6%
San Francisco	13 / 1,628	24,585	4.6%	—	—	—	2.4%	9.8%	8,980	144,357	1,299,338	(0.6)%		5.0%
Boston	17 / 1,336	19,311	3.6%	1 / 86	1 / 59	951	4.5%	8.7%	2,724	143,774	818,156	0.7%		5.5%
San Diego	8 / 1,033	18,927	3.5%	—	—	—	2.2%	13.0%	4,633	121,273	1,018,651	0.4%		4.6%
Denver	5 / 734	11,952	2.2%	5 / 710	2 / 364	3,856	5.5%	24.1%	5,093	91,355	624,430	1.3%		5.4%
San Jose	4 / 480	11,060	2.1%	1 / 41	1 / 137	672	2.2%	11.3%	6,754	155,433	1,647,413	1.0%		4.5%
Sacramento	8 / 637	11,047	2.1%	—	—	—	3.1%	12.1%	3,536	107,551	588,089	(0.1)%		3.3%
Tucson	5 / 930	10,649	2.0%	—	—	—	-4.8%	-3.6%	2,046	58,507	245,498	(0.7)%		3.1%
Philadelphia	12 / 972	9,322	1.7%	2 / 338	2 / 177	1,284	3.6%	7.1%	2,168	118,385	364,708	(0.1)%		3.9%
Boulder, CO	7 / 616	9,204	1.7%	—	—	—	4.5%	23.9%	2,130	105,569	718,510	N/A		4.9%
Buffalo	10 / 1,254	8,491	1.6%	—	—	—	5.4%	8.0%	3,049	75,024	200,959	(1.9)%		3.5%
Charlottesville, VA	1 / 302	8,273	1.5%	—	—	—	2.8%	10.7%	2,241	70,833	417,262	N/A		0.9%
Sarasota	3 / 771	7,984	1.5%	—	—	—	5.1%	8.2%	2,776	72,582	305,838	1.9%		6.1%
Riverside	6 / 770	7,948	1.5%	—	—	—	2.5%	11.6%	3,112	91,046	560,885	(0.8)%		4.1%
Seattle	16 / 1,722	7,653	1.4%	2 / 175	3 / 361	687	6.1%	17.4%	4,962	97,386	603,094	0.2%		5.4%
San Antonio	4 / 1,075	7,533	1.4%	—	—	—	6.9%	27.4%	2,458	71,684	271,175	1.7%		4.7%
Chicago	18 / 2,074	7,009	1.3%	1 / 177	1 / 131	558	1.3%	9.9%	2,895	105,771	477,523	0.7%		3.7%
Houston	10 / 953	6,698	1.3%	1 / 118	1 / 74	1,260	5.9%	23.4%	3,465	87,754	582,170	0.4%		4.8%
Portland, OR	9 / 945	6,554	1.2%	1 / 210	1 / 53	62	5.1%	15.6%	2,498	85,431	473,909	3.7%		5.6%
Salisbury, MD	2 / 214	6,517	1.2%	—	—	—	8.4%	10.8%	666	82,418	501,653	N/A		3.2%
Raleigh	2 / 250	6,400	1.2%	1 / 138	1 / 176	2,731	4.2%	23.7%	3,210	96,847	364,646	(0.8)%		4.1%
Vallejo, CA	4 / 581	6,288	1.2%	—	—	—	2.1%	8.7%	3,195	89,502	522,959	N/A		2.0%
Total - Top 25	275 / 31,485	$380,800	71.1%	38 / 5,476	40 / 4,785	$34,598	3.8%	13.0%	4,456	$105,698	$719,374	0.9%		4.6%
All Other US SHO Markets	281 / 30,968	154,462	28.9%	22 / 2,843	24 / 2,943	6,731	3.0%	10.6%	2,258	79,493	384,000
Total US SHO	556 / 62,453	$535,262	100.0%	60 / 8,319	64 / 7,728	$41,329	3.4%	11.8%	3,347	$100,503	$632,327

% of Total IPNOI						2.3%
US National Average							3.2%	10.8%	94	$72,039	$273,858	1.7%	(10)	4.1%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2022-2027.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2022 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 4Q21. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from November 2020 - November 2021 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and high barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 4.7% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	36 / 4,012	$64,279	12.0%	11 / 1,543	16 / 1,909	$14,134	1.2%	9.3%	6,515	$102,036	$1,064,305	1.0%		6.1%
New York	35 / 3,197	45,396	8.5%	10 / 1,546	15 / 1,394	9,242	5.2%	9.8%	5,274	120,065	555,000	1.4%		3.8%
Washington D.C.	17 / 1,974	30,765	5.7%	8 / 1,180	15 / 1,828	6,685	3.4%	12.2%	5,340	128,285	766,901	2.8%		3.3%
Dallas	23 / 3,025	26,955	5.0%	11 / 1,709	10 / 1,430	9,160	6.1%	26.3%	2,953	87,109	362,370	2.2%		5.6%
San Francisco	13 / 1,628	24,585	4.6%	1 / 79	1 / 171	163	2.5%	9.9%	7,618	144,767	1,239,274	(0.6)%		5.0%
Boston	17 / 1,336	19,311	3.6%	3 / 290	3 / 278	2,379	4.5%	9.6%	2,755	131,735	763,227	0.7%		5.5%
San Diego	8 / 1,033	18,927	3.5%	1 / 180	1 / 50	85	2.3%	11.9%	4,310	118,921	957,737	0.4%		4.6%
Denver	5 / 734	11,952	2.2%	6 / 791	4 / 528	8,774	5.3%	22.2%	4,782	87,875	600,353	1.3%		5.4%
San Jose	4 / 480	11,060	2.1%	2 / 144	2 / 280	4,617	2.2%	11.3%	5,751	165,392	1,678,894	1.0%		4.5%
Sacramento	8 / 637	11,047	2.1%	1 / 145	1 / 115	469	3.1%	12.7%	3,315	102,762	555,890	(0.1)%		3.3%
Tucson	5 / 930	10,649	2.0%	—	—	—	-4.7%	-2.6%	1,827	58,847	260,767	(0.7)%		3.1%
Philadelphia	12 / 972	9,322	1.7%	3 / 422	4 / 339	2,533	3.6%	7.3%	2,365	94,715	302,442	(0.1)%		3.9%
Boulder, CO	7 / 616	9,204	1.7%	—	—	—	4.9%	22.1%	1,416	111,427	718,598	N/A		4.9%
Buffalo	10 / 1,254	8,491	1.6%	—	—	—	5.3%	8.3%	2,669	72,107	192,264	(1.9)%		3.5%
Charlottesville, VA	1 / 302	8,273	1.5%	—	—	—	3.9%	12.6%	1,507	81,795	430,909	N/A		0.9%
Sarasota	3 / 771	7,984	1.5%	1 / 193	1 / 182	495	5.0%	7.9%	2,265	71,682	330,164	1.9%		6.1%
Riverside	6 / 770	7,948	1.5%	—	—	—	2.7%	12.5%	2,347	79,261	532,235	(0.8)%		4.1%
Seattle	16 / 1,722	7,653	1.4%	5 / 580	5 / 669	2,388	6.2%	19.4%	4,387	97,115	638,088	0.2%		5.4%
San Antonio	4 / 1,075	7,533	1.4%	1 / 231	1 / 162	1,918	6.9%	26.5%	2,300	72,529	265,865	1.7%		4.7%
Chicago	18 / 2,074	7,009	1.3%	1 / 177	1 / 131	558	1.2%	10.6%	2,679	117,173	503,540	0.7%		3.7%
Houston	10 / 953	6,698	1.3%	3 / 522	3 / 474	3,362	6.1%	26.4%	3,477	82,714	409,359	0.4%		4.8%
Portland, OR	9 / 945	6,554	1.2%	2 / 477	4 / 273	2,336	5.0%	15.0%	2,095	86,144	459,443	3.7%		5.6%
Salisbury, MD	2 / 214	6,517	1.2%	—	—	—	8.2%	10.5%	588	87,259	447,757	N/A		3.2%
Raleigh	2 / 250	6,400	1.2%	1 / 138	1 / 176	2,731	4.9%	29.4%	2,668	104,908	415,766	(0.8)%		4.1%
Vallejo, CA	4 / 581	6,288	1.2%	—	—	—	2.0%	9.1%	1,919	95,317	551,844	N/A		2.0%
Total - Top 25	275 / 31,485	$380,800	71.1%	71 / 10,347	88 / 10,389	$72,029	3.8%	13.4%	4,099	$102,933	$688,991	0.9%		4.6%
All Other US SHO Markets	281 / 30,968	154,462	28.9%	41 / 5,528	39 / 4,613	13,921	3.1%	11.2%	1,905	75,706	375,729
Total US SHO	556 / 62,453	$535,262	100.0%	112 / 15,875	127 / 15,002	$85,950	3.4%	12.3%	2,993	$97,415	$609,563

% of Total IPNOI						4.7%
US National Average							3.2%	10.8%	94	$72,039	$273,858	1.7%	(10)	4.1%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2022-2027.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2022 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 4Q21. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from November 2020 - November 2021 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
< 0.85x	7.5%	0.1%	7.6%	6	9	11.4%	0.1%	11.5%	7	11
0.85x - 0.95x	3.4%	—%	3.4%	6	1	0.9%	2.0%	2.9%	9	4
0.95x - 1.05x	1.1%	—%	1.1%	11	2	0.6%	—%	0.6%	14	1
1.05x - 1.15x	0.3%	2.0%	2.3%	9	3	—%	0.5%	0.5%	9	1
1.15x - 1.25x	0.6%	—%	0.6%	14	1	6.0%	0.9%	6.9%	10	4
1.25x - 1.35x	6.0%	0.5%	6.5%	9	4	—%	0.1%	0.1%	1	1
> 1.35x	—%	1.7%	1.7%	10	5	—%	0.7%	0.7%	6	3
Total	18.9%	4.3%	23.2%	8	25	18.9%	4.3%	23.2%	8	25

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2022	$—	$52,217	$—	$1,319	$4,384	$57,920	4.8%
2023	1,642	48,386	—	840	7,522	58,390	4.9%
2024	12,110	63,353	—	—	23,881	99,344	8.3%
2025	4,917	30,013	—	—	3,428	38,358	3.2%
2026	57,650	39,888	—	9,414	100,836	207,788	17.4%
2027	30,687	28,963	—	—	272	59,922	5.0%
2028	4,301	24,848	—	15,549	1,127	45,825	3.8%
2029	32,248	21,886	—	—	585	54,719	4.6%
2030	15,722	37,472	—	27,305	142	80,641	6.7%
2031	11,873	37,857	—	6,935	—	56,665	4.7%
Thereafter	161,050	80,147	162,224	28,125	3,721	435,267	36.6%
	$332,200	$465,030	$162,224	$89,487	$145,898	$1,194,839	100.0%

Weighted Avg Maturity Years	10	6	12	9	5	8

Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2021 for stable portfolio only. Agreements included represent 81% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	4Q20	1Q21	2Q21	3Q21	4Q21
Properties	357	357	360	366	375
Square feet	17,315,776	16,917,791	17,291,495	17,383,040	17,572,561
Occupancy	94.5%	94.4%	94.8%	94.7%	94.8%
Total revenues	$166,679	$157,162	$160,514	$160,003	$161,022
Operating expenses	50,231	47,764	46,184	48,796	47,254
NOI	$116,448	$109,398	$114,330	$111,207	$113,768
NOI margin	69.9%	69.6%	71.2%	69.5%	70.7%
Revenues per square foot	$38.50	$37.16	$37.13	$36.82	$36.65
NOI per square foot	$26.90	$25.87	$26.45	$25.59	$25.90
Recurring cap-ex	$7,278	$4,178	$5,978	$7,327	$18,287
Other cap-ex	$6,169	$2,376	$2,014	$2,064	$4,738

Same Store Performance(2)	4Q20	1Q21	2Q21	3Q21	4Q21
Properties	350	350	350	350	350
Occupancy	95.0%	94.7%	94.8%	94.7%	94.8%
Same store revenues	$143,166	$145,543	$144,677	$146,564	$146,683
Same store operating expenses	43,645	45,767	45,376	46,590	44,790
Same store NOI	$99,521	$99,776	$99,301	$99,974	$101,893
NOI margin	69.5%	68.6%	68.6%	68.2%	69.5%
Year over year NOI growth rate					2.4%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$26,000	5.6%	Health system affiliated properties as % of NOI(3)	90.4%
Novant Health	15,356	3.3%	Health system affiliated tenants as % of rental income(3)	64.7%
Virtua	15,275	3.3%	Retention (trailing twelve months)(3)	88.8%
Providence Health & Services	13,651	2.9%	In-house managed properties as % of square feet(3,4)	88.4%
Common Spirit Health	12,728	2.7%	Average remaining lease term (years)(3)	6.2
Remaining portfolio	382,020	82.2%	Average building size (square feet)(3)	59,405
Total	$465,030	100.0%	Average age (years)	15

Expirations(3)	2022	2023	2024	2025	2026	Thereafter
Occupied square feet	1,797,767	1,748,903	2,119,754	1,082,438	1,529,714	8,377,764
% of occupied square feet	10.8%	10.5%	12.7%	6.5%	9.2%	50.3%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 350 same store properties representing 16,534,564 square feet. See pages 21 and 22 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2017	2018	2019	2020	1Q21	2Q21	3Q21	4Q21	17-21 Total
Count	18	15	27	12	6	8	9	12	107
Total	$742,020	$3,788,261	$4,073,554	$910,217	$209,413	$503,362	$2,059,032	$1,329,727	$13,615,586
Low	7,310	4,950	7,550	6,201	5,000	13,650	16,400	6,345	4,950
Median	24,025	73,727	38,800	48,490	12,824	41,785	49,789	83,821	39,115
High	149,400	2,481,723	1,250,000	235,387	132,124	158,729	1,576,642	580,000	2,481,723

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Yield	Dispositions and Loan Payoffs	Yield
October	$66,187	7.1%	$67,884	9.5%	$25,686	5.9%
November	110,019	-0.2%	—	—%	10,200	0.0%
December	1,217,988	5.5%	126,305	6.8%	163,647	7.0%
Total	$1,394,194	5.1%	$194,189	7.7%	$199,533	6.5%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Fourth Quarter 2021
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	19	4,393	units	$187,934	$823,383
Seniors Housing Triple-net	13	1,267	units	317,229	393,829
Outpatient Medical	9	274,010	sf	411	112,515
Loan funding					64,467
Total acquisitions and loan funding(2)	41				1,394,194	5.1%

Development Funding(3)
Development projects:
Seniors Housing Operating	39	5,932	units		103,475
Seniors Housing Triple-net	6	551	units		15,081
Outpatient Medical	4	194,284	sf		19,567
Total development projects	49				138,123
Expansion projects:
Seniors Housing Operating	2	120	units		2,243
Outpatient Medical	2	49,004	sf		1,380
Total expansion projects	4				3,623

Total development funding	53				141,746	7.4%

Total gross investments					1,535,940	5.3%

Dispositions and Loan Payoffs(4)
Seniors Housing Triple-net	1	99	units	103,030	10,200
Outpatient Medical	1	126,946	sf	573	72,800
Long-Term/Post-Acute Care	4	618	beds	78,263	48,367
Loan payoffs					68,166
Total dispositions and loan payoffs(5)	6				199,533	6.5%

Net investments (dispositions)					$1,336,407

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2021
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	151	18,452	units	$158,606	$2,855,991
Seniors Housing Triple-net	33	3,476	units	243,409	837,988
Outpatient Medical	19	818,812	sf	488	382,755
Health System	2	96	units	322,917	24,800
Loan funding					1,002,621
Total acquisitions and loan funding(2)	205				5,104,155	6.5%

Development Funding(3)
Development projects:
Seniors Housing Operating	44	6,898	units		400,249
Seniors Housing Triple-net	8	718	units		81,076
Outpatient Medical	8	376,127	sf		54,661
Total development projects	60				535,986
Expansion projects:
Seniors Housing Operating	2	120	units		5,151
Outpatient Medical	2	49,004	sf		5,292
Total expansion projects	4				10,443

Total development funding	64				546,429	7.4%

Total gross investments					5,650,584	6.6%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	12	1,103	units	96,939	88,693
Seniors Housing Triple-net	3	256	units	117,954	30,196
Outpatient Medical	11	799,380	sf	411	292,118
Health System	21	2,623	units	57,489	120,635
Long-Term/Post-Acute Care	27	3,388	beds	135,084	457,664
Loan payoffs					456,148
Total dispositions and loan payoffs(5)	74				1,445,454	6.9%

Net investments (dispositions)					$4,205,130

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Barrington Group Inc.	309	19600 Floridian Club Drive	Venice	FL	US	Sarasota
New Perspective Senior Living	179	689 Pro-Med Lane	Carmel	IN	US	Indianapolis
New Perspective Senior Living	130	200 South Arbor Lane	Danville	IN	US	Indianapolis
New Perspective Senior Living	132	4400 Terrace Drive	New Palestine	IN	US	Indianapolis
Quality Senior Living	100	4015 2nd Avenue	Summerville	SC	US	Charleston
Watermark Retirement Communities	216	5100 Fillmore Avenue	Alexandria	VA	US	Washington D.C.
Watermark Retirement Communities	155	919 109th Avenue North East	Bellevue	WA	US	Seattle
Watermark Retirement Communities	211	965 North Brighton Circle West	Crystal Lake	IL	US	Chicago
Watermark Retirement Communities	141	25411 Sea Bluffs Drive	Dana Point	CA	US	Los Angeles
Watermark Retirement Communities	199	2100 Swope Drive	Independence	MO	US	Kansas City
Watermark Retirement Communities	225	1700 Bronson Way	Kalamazoo	MI	US	Kalamazoo-Portage, MI
Watermark Retirement Communities	164	79 Flint Road	Millbrook	NY	US	New York
Watermark Retirement Communities	243	1404 North West 122nd Street	Oklahoma City	OK	US	Oklahoma City
Watermark Retirement Communities	256	41-505 Carlotta Drive	Palm Desert	CA	US	Riverside
Watermark Retirement Communities	610	1255 Pasadena Avenue South	St. Petersburg	FL	US	Tampa
Watermark Retirement Communities	399	3260 Lake Pointe Boulevard	Sarasota	FL	US	Sarasota
Watermark Retirement Communities	186	200 Trade Street	Tarboro	NC	US	Rocky Mount, NC
Watermark Retirement Communities	412	2001 West Rudasill Road	Tucson	AZ	US	Tucson
Watermark Retirement Communities	126	1 Rivervue Place	Tuckahoe	NY	US	New York
Total	4,393

Seniors Housing Triple-net
HC-One Ltd.	71	Shifnal Road	Telford	UKG	UK	No MSA
Legend Senior Living	91	8600 North Riverside Drive	Fort Worth	TX	US	Dallas
Legend Senior Living	94	220 South Crutcher Crossing	McKinney	TX	US	No MSA
Legend Senior Living	91	12600 Lowell Boulevard	Broomfield	CO	US	Denver
Legend Senior Living	83	6043 Lower Macungie Road	Macungie	PA	US	Allentown
Legend Senior Living	72	2500 North Walnut Creek	Mansfield	TX	US	Dallas
Monarch Communities	85	3 Essex Street	Beverly	MA	US	Boston
Quality Senior Living	119	2000 Blake Boulevard	Bossier City	LA	US	Shreveport-Bossier City, LA
Quality Senior Living	118	250 Nichols Court	Charlottesville	VA	US	Charlottesville, VA
Quality Senior Living	118	7904 Jefferson Highway	Harahan	LA	US	New Orleans
Quality Senior Living	118	915 Holston Hills Drive	Kingsport	TN	US	Kingsport, TN
Wingate Healthcare	64	10 Residences Way	Haverhill	MA	US	Boston
Wingate Healthcare	143	235 Gould Street	Needham	MA	US	Boston
Total	1,267

Outpatient Medical	Sq. Ft
Texas Health Resources	17,051	2001 West Rosedale Street	Fort Worth	TX	US	Dallas
Trinity Health	71,144	4350 Jackson Road	Ann Arbor	MI	US	Ann Arbor, MI
Trinity Health	35,683	49650 Cherry Hill Road	Canton	MI	US	Detroit
Trinity Health	21,975	870 East Arkona Road	Milan	MI	US	Monroe, MI
Trinity Health	11,098	202 West Highland Road	Howell	MI	US	Detroit
Trinity Health	7,033	11775 Tecumseh-Clinton Highway	Clinton	MI	US	Adrian, MI
Trinity Health	13,170	10200 Dexter-Pinckney Road	Pinckney	MI	US	Ann Arbor, MI
Trinity Health	46,828	4200 Whitehall Drive	Ann Arbor	MI	US	Ann Arbor, MI
Trinity Health	50,028	4918, 4936, 4940, 4972, and 4990 West Clark Road	Ypsilanti	MI	US	Ann Arbor, MI
Total	274,010

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 12/31/21	Estimated Conversion

Seniors Housing Operating
San Francisco, CA	214	11	170	33	$110,905	$108,183	1Q22
White Plains, NY	132	132	—	—	59,913	50,260	1Q22
Hendon, UK	102	—	78	24	56,194	51,617	1Q22
Barnet, UK	100	—	76	24	52,448	45,542	1Q22
Staten Island, NY	95	—	45	50	21,590	19,308	1Q22
Mountain Lakes, NJ	90	—	57	33	15,063	13,201	1Q22
Georgetown, TX	188	188	—	—	35,961	13,828	2Q22
New Rochelle, NY	72	—	36	36	41,922	12,547	3Q22
Sachse, TX	193	193	—	—	37,788	12,442	3Q22
Princeton, NJ	80	—	68	12	29,592	24,854	3Q22
Montreal, ON	247	247	—	—	15,101	7,225	3Q22
Montreal, ON	223	223	—	—	13,560	6,717	3Q22
Bellevue, WA	110	—	85	25	10,169	6,106	3Q22
New York, NY	528	400	92	36	145,864	139,181	4Q22
Pflugerville, TX	196	196	—	—	39,224	10,335	4Q22
Sunnyvale, CA	90	—	52	38	25,661	9,200	4Q22
Denton, TX	65	65	—	—	19,386	4,721	4Q22
Orange, CA	91	—	49	42	19,054	7,217	4Q22
Livingston, NJ	103	—	77	26	16,867	6,357	4Q22
Berea, OH	120	120	—	—	13,441	9,651	4Q22
Painesville, OH	119	119	—	—	13,016	8,029	4Q22
Beaver, PA	116	116	—	—	12,766	6,944	4Q22
McLean, VA	103	—	63	40	24,211	9,054	1Q23
New York, NY	160	—	76	84	79,400	50,585	2Q23
Vienna, VA	85	—	49	36	40,808	11,320	2Q23
Lake Jackson, TX	130	130	—	—	31,684	3,615	2Q23
Coral Gables, FL	91	—	55	36	21,147	5,329	2Q23
White Marsh, MD	188	106	55	27	77,234	7,240	3Q23
Weymouth, MA	165	91	48	26	65,569	9,680	3Q23
Miami Twp, OH	122	122	—	—	16,385	1,866	4Q23
Charlotte, NC	328	328	—	—	71,658	25,165	1Q24
Tarrytown, NY	85	—	53	32	20,720	3,749	1Q24
Gaithersburg, MD	302	190	89	23	156,194	23,387	2Q24
Temple, TX	245	245	—	—	65,569	5,132	4Q24
Kyle, TX	225	245	—	—	61,436	4,324	1Q25
Subtotal	5,503	3,467	1,373	683	1,537,500	733,911

Seniors Housing Triple-net
Redhill, UK	76	—	46	30	21,465	18,347	1Q22
London, UK	82	—	51	31	43,559	22,981	2Q22
Rugby, UK	76	—	51	25	20,673	8,487	4Q22
Wombourne, UK	66	—	41	25	16,200	10,422	4Q22
Leicester, UK	60	—	36	24	15,120	9,047	4Q22
Raleigh, NC	191	151	40	—	141,853	40,853	2Q23
Subtotal	551	151	265	135	258,870	110,137

Outpatient Medical		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 12/31/21	Estimated Conversion
Norman, OK		47,082	100%	Yes	21,792	7,835	3Q22
Tyler, TX		85,214	100%	Yes	34,750	13,915	4Q22
Stafford, TX		36,788	100%	Yes	18,031	4,249	4Q22
Subtotal		169,084			74,573	25,999

Total Development Projects					$1,870,943	$870,047
Note: (1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2022 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	35	5,503	7.4%	$560,307	$243,282	$803,589	$1,537,500
Seniors Housing Triple-net	6	551	7.2%	119,027	29,706	148,733	258,870
Outpatient Medical	3	169,084	6.2%	48,574	—	48,574	74,573
Total	44		7.3%	$727,908	$272,988	$1,000,896	$1,870,943

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q21 actual	$173,792	6.2%	2021 actual	$624,624	7.7%
2Q21 actual	195,806	8.7%	2022 estimate	997,075	7.0%
3Q21 actual	66,129	8.1%	2023 estimate	498,291	7.9%
4Q21 actual	188,897	7.8%	2024 estimate	314,141	7.5%
1Q22 estimate	337,578	7.7%	2025 estimate	61,436	6.4%
2Q22 estimate	79,520	6.3%	Total	$2,495,567	7.4%
3Q22 estimate	169,924	7.4%
4Q22 estimate	410,053	6.4%
1Q23 estimate	24,211	8.7%
2Q23 estimate	314,892	7.7%
3Q23 estimate	142,803	8.3%
4Q23 estimate	16,385	6.1%
1Q24 estimate	92,378	6.3%
2Q24 estimate	156,194	8.7%
4Q24 estimate	65,569	6.1%
1Q25 estimate	61,436	6.4%
Total	$2,495,567	7.4%

Unstabilized Properties
	9/30/2021 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	12/31/2021 Properties	Beds / Units
Seniors Housing Operating	32	(4)	3	2	33	4,913
Seniors Housing Triple-net	20	—	—	4	24	2,554
Total	52	(4)	3	6	57	7,467

Occupancy	9/30/2021 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	12/31/2021 Properties
0% - 50%	26	(1)	3	5	—	33
50% - 70%	14	—	—	1	2	17
70% +	8	(3)	—	—	2	7
Total	48	(4)	3	6	4	57

Occupancy	12/31/2021 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	33	8	$40,890	0.8%	$993,946	2.5%
50% - 70%	17	12	65,146	1.3%	508,277	1.3%
70% +	7	19	28,342	0.6%	293,859	0.7%
Total	57	11	$134,378	2.7%	$1,796,082	4.5%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 15.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$721,684	76,059	units
Seniors Housing Triple-net	430,476	27,001	units
Outpatient Medical	425,592	17,572,561	square feet
Health System	162,104	19,086	units/beds
Long-Term/Post-Acute Care	94,808	7,980	beds
Total In-Place NOI(2)	1,834,664
Incremental stabilized NOI(3)	100,620
Total stabilized NOI	$1,935,284

Obligations
Lines of credit and commercial paper(4)	$325,000
Senior unsecured notes(4)	11,707,961
Secured debt(4)	3,028,658
Financing lease liabilities	111,683
Total debt	$15,173,302
Add (Subtract):
Other liabilities (assets), net(5)	$332,326
Cash and cash equivalents and restricted cash	(346,755)
Net obligations	$15,158,873

Other Assets
Land parcels	$266,206	Effective Interest Rate(8)
Real estate loans receivable(6)	1,174,610	11.2%
Non real estate loans receivable(7)	223,627	11.2%
Joint venture real estate loans receivables(9)	248,044	5.3%
Other investments(10)	9,312
Investments held for sale(11)	160,689
Development properties:(12)
Current balance	875,202
Unfunded commitments	1,019,226
Committed balances	$1,894,428
Projected yield	7.3%
Projected NOI	$138,293

Common Shares Outstanding(13)	448,635
Notes:
(1) Includes $7,639,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 21 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,102,759,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$294,616
Below market tenant lease intangibles, net	29,618
Deferred taxes, net	(34,450)
Intangible assets, net	(47,713)
Other non-cash liabilities / (assets), net	6,642
Total non-cash liabilities/(assets), net	$248,713

(6) Represents $1,189,962,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $15,352,000 of credit allowances.
(7) Represents $375,060,000 of non-real estate loans, net of $151,433,000 of credit allowances.
(8) Average cash-pay interest rates are 6.3% and 2.1% for real estate and non-real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at December 31, 2021 and estimated fair value of a 3.4% ownership in a 34 property Seniors Housing Operating portfolio excluded from IPNOI.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 12-13. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	4Q20	1Q21	2Q21	3Q21	4Q21
Revenues:
Seniors Housing Operating
Resident fees and services	$701,590	$708,026	$726,516	$809,930	$870,039
Interest income	313	1,125	859	1,117	1,091
Other income	1,136	1,967	860	1,049	6,434
Total revenues	703,039	711,118	728,235	812,096	877,564

Seniors Housing Triple-net
Rental income	115,604	57,328	108,612	114,039	116,497
Interest income	6,763	6,660	28,885	32,153	33,149
Other income	1,503	913	1,357	901	1,068
Total revenues	123,870	64,901	138,854	147,093	150,714

Outpatient Medical
Rental income	160,981	151,688	150,781	157,474	155,715
Interest income	4,226	3,538	4,731	472	51
Other income	1,472	1,936	5,002	2,057	5,256
Total revenues	166,679	157,162	160,514	160,003	161,022

Health System
Rental income	42,445	42,445	46,554	46,204	47,440
Total revenues	42,445	42,445	46,554	46,204	47,440

Long-Term/Post-Acute Care
Rental income	54,272	49,761	40,542	32,255	30,989
Interest income	9,794	8,256	3,973	6,122	5,381
Other income	9	186	—	184	—
Total revenues	64,075	58,203	44,515	38,561	36,370

Corporate
Other income	3,095	3,129	2,672	3,362	3,548
Total revenues	3,095	3,129	2,672	3,362	3,548

Total
Rental income	373,302	301,222	346,489	349,972	350,641
Resident fees and services	701,590	708,026	726,516	809,930	870,039
Interest income	21,096	19,579	38,448	39,864	39,672
Other income	7,215	8,131	9,891	7,553	16,306
Total revenues	1,103,203	1,036,958	1,121,344	1,207,319	1,276,658

Property operating expenses:
Seniors Housing Operating	539,465	539,058	584,484	644,241	698,601
Seniors Housing Triple-net	9,110	7,758	7,871	7,927	8,236
Outpatient Medical	50,231	47,764	46,184	48,796	47,254
Health System	20	20	54	64	64
Long-Term/Post-Acute Care	5,728	5,279	4,848	3,859	4,085
Corporate	1,663	1,654	2,174	3,054	1,935
Total property operating expenses	606,217	601,533	645,615	707,941	760,175

Net operating income:
Seniors Housing Operating	163,574	172,060	143,751	167,855	178,963
Seniors Housing Triple-net	114,760	57,143	130,983	139,166	142,478
Outpatient Medical	116,448	109,398	114,330	111,207	113,768
Health System	42,425	42,425	46,500	46,140	47,376
Long-Term/Post-Acute Care	58,347	52,924	39,667	34,702	32,285
Corporate	1,432	1,475	498	308	1,613
Net operating income	$496,986	$435,425	$475,729	$499,378	$516,483
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Excludes NOI related to a leasehold portfolio interest for 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent will be paid in excess of net cash flow relating to the leasehold properties and therefore, the leasehold interests have been excluded from NOI and relevant metrics such as property count, unit count, IPNOI. same store NOI, REVPOR and same store REVPOR.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	December 31, 2021		December 31, 2021
Net income (loss)	$374,479		$66,194
Interest expense	489,853		121,848
Income tax expense (benefit)	8,713		2,051
Depreciation and amortization	1,037,566		284,501
EBITDA	1,910,611		474,594
Loss (income) from unconsolidated entities	22,933		12,174
Stock-based compensation(2)	17,812		2,944
Loss (gain) on extinguishment of debt, net	49,874		(1,090)
Loss (gain) on real estate dispositions, net	(235,375)		(11,673)
Impairment of assets	51,107		2,357
Provision for loan losses, net	7,270		(39)
Loss (gain) on derivatives and financial instruments, net	(7,333)		(830)
Other expenses(2)	40,860		15,483
Leasehold interest adjustment(3)	760		1,400
Casualty losses, net of recoveries(4)	5,786		4,788
Other impairment(5)	49,241		—
Total adjustments	2,935		25,514
Adjusted EBITDA	$1,913,546		$500,108

Interest Coverage Ratios
Interest expense	$489,853		$121,848
Capitalized interest	19,352		5,325
Non-cash interest expense	(17,506)		(5,082)
Total interest	$491,699		$122,091
EBITDA	$1,910,611		$474,594
Interest coverage ratio	3.89	x	3.89	x
Adjusted EBITDA	$1,913,546		$500,108
Adjusted Interest coverage ratio	3.89	x	4.10	x

Fixed Charge Coverage Ratios
Total interest	$491,699		$122,091
Secured debt principal amortization	65,587		16,877
Total fixed charges	$557,286		$138,968
EBITDA	$1,910,611		$474,594
Fixed charge coverage ratio	3.43	x	3.42	x
Adjusted EBITDA	$1,913,546		$500,108
Adjusted Fixed charge coverage ratio	3.43	x	3.60	x

Net Debt to EBITDA Ratios
Total debt(6)			$14,242,637
Less: cash and cash equivalents and restricted cash			(346,755)
Net debt			$13,895,882
EBITDA Annualized			$1,898,376
Net debt to EBITDA ratio			7.32	x
Adjusted EBITDA Annualized			$2,000,432
Net debt to Adjusted EBITDA ratio			6.95	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) For the three months ended December 31, 2021, represents $14,774,000 of revenues and $16,174,000 of property operating expenses associated with a leasehold portfolio interest relating to 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent will be paid in excess of net cash flow relating to the leasehold properties and therefore, the net impact has been excluded from Adjusted EBITDA.
(4) Represents casualty losses net of any insurance recoveries.
(5) Amounts relate to reserve for straight-line rent receivable balances for leases placed on cash recognition.
(6) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $111,683,000. Excludes operating lease liabilities of $434,261,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$324,935	0.99%
Long-term debt obligations(2)(3)	13,917,702	42.30%
Cash and cash equivalents and restricted cash	(346,755)	(1.05)%
Net debt to consolidated book capitalization	$13,895,882	42.24%
Total equity(4)	18,997,873	57.76%
Consolidated book capitalization	$32,893,755	100.00%
Joint venture debt, net(5)	826,346
Total book capitalization	$33,720,101

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$324,935	0.82%
Long-term debt obligations(2)(3)	13,917,702	34.96%
Cash and cash equivalents and restricted cash	(346,755)	(0.87)%
Net debt to consolidated undepreciated book capitalization	$13,895,882	34.91%
Accumulated depreciation and amortization	6,910,114	17.36%
Total equity(4)	18,997,873	47.73%
Consolidated undepreciated book capitalization	$39,803,869	100.00%
Joint venture debt, net(5)	826,346
Total undepreciated book capitalization	$40,630,215

Enterprise Value
Lines of credit and commercial paper(2)	$324,935	0.61%
Long-term debt obligations(2)(3)	13,917,702	25.96%
Cash and cash equivalents and restricted cash	(346,755)	(0.65)%
Net debt to consolidated enterprise value	$13,895,882	25.92%
Common shares outstanding	447,239
Period end share price	85.77
Common equity market capitalization	$38,359,689	71.54%
Noncontrolling interests(4)	1,361,872	2.54%
Consolidated enterprise value	$53,617,443	100.00%
Joint venture debt, net(5)	826,346
Total enterprise value	$54,443,789

Secured Debt as % of Total Assets
Secured debt(2)	$2,192,261	6.28%
Total assets	$34,910,325

Total Debt as % of Total Assets
Total debt(2)(3)	$14,242,637	40.80%
Total assets	$34,910,325

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,938,693	35.18%
Unencumbered assets	$33,937,661

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $111,683,000 and excludes operating lease liabilities of $434,261,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate
2022	$325,000		$—	$582,884	$149,218	$(90,606)	$966,496		6.42%	2.19%
2023	—		695,664	551,716	153,835	(145,851)	1,255,364		8.33%	2.79%
2024	—		1,350,000	181,710	138,134	(24,589)	1,645,255		10.92%	3.85%
2025	—		1,260,000	160,427	498,392	(33,095)	1,885,724		12.52%	3.83%
2026	—		700,000	107,327	48,133	(29,540)	825,920		5.48%	4.03%
2027	—		734,797	162,130	65,681	(44,796)	917,812		6.09%	2.95%
2028	—		1,492,500	78,440	26,833	(13,468)	1,584,305		10.52%	4.48%
2029	—		1,050,000	246,374	36,423	(1,923)	1,330,874		8.84%	3.09%
2030	—		750,000	4,965	31,796	(1,130)	785,631		5.22%	3.06%
2031	—		1,350,000	5,189	25,193	(1,183)	1,379,199		9.16%	2.77%
Thereafter	—		2,325,000	121,150	74,108	(35,219)	2,485,039		25.63%	4.57%
Totals	$325,000		$11,707,961	$2,202,312	$1,247,746	$(421,400)	$15,061,619		100.00%

Weighted Avg. Interest Rate(8)	0.41%		3.67%	3.03%	3.24%	2.86%	3.49%

Weighted Avg. Maturity Years	0.1	(2)	7.8	3.6	5.5	3.4	6.9	(2)

% Floating Rate Debt	100.00%		6.03%	32.31%	34.34%	38.05%	13.35%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$325,000	$9,860,000	$1,182,975	$923,747	$(180,823)	$12,110,899	$—
United Kingdom	—	1,417,500	—	—	—	1,417,500	2,571,356
Canada	—	430,461	1,019,337	323,999	(240,577)	1,533,220	528,293
Totals	$325,000	$11,707,961	$2,202,312	$1,247,746	$(421,400)	$15,061,619	$3,099,649

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2022 maturity reflects the $325,000,000 in principal outstanding on our unsecured commercial paper program as of as of December 31, 2021. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2023 (none outstanding at December 31, 2021) and a $3,000,000,000 tranche that matures on June 4, 2025 (none outstanding at December 31, 2021). Both tranches may be extended for two successive terms of six months at our option. These borrowings reduce the available borrowing capacity of our unsecured revolving credit facility to $3,675,000,000 as of December 31, 2021. If the commercial paper was refinanced using the unsecured revolving credit facility, the weighted average years to maturity of our combined debt would be 7.0 years with extensions.
(3) 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $195,664,000 USD at December 31, 2021). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $234,797,000 USD at December 31, 2021) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $742,500,000 USD at December 31, 2021). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $675,000,000 USD at December 31, 2021). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $434,261,000 and finance lease liabilities of $111,683,000 related to ASC 842 adoption.
(8) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(32,280,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term/post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	4Q20	1Q21	2Q21	3Q21	4Q21
Net income (loss)	$155,278	$72,192	$45,757	$190,336	$66,194
Loss (gain) on real estate dispositions, net	(185,464)	(59,080)	(44,668)	(119,954)	(11,673)
Loss (income) from unconsolidated entities	(258)	(13,049)	7,976	15,832	12,174
Income tax expense (benefit)	290	3,943	(2,221)	4,940	2,051
Other expenses	33,088	10,994	11,687	3,575	15,483
Impairment of assets	9,317	23,568	23,692	1,490	2,357
Provision for loan losses, net	83,085	1,383	6,197	(271)	(39)
Loss (gain) on extinguishment of debt, net	13,796	(4,643)	55,612	(5)	(1,090)
Loss (gain) on derivatives and financial instruments, net	569	1,934	(359)	(8,078)	(830)
General and administrative expenses	27,848	29,926	31,436	32,256	33,109
Depreciation and amortization	242,733	244,426	240,885	267,754	284,501
Interest expense	121,173	123,142	122,341	122,522	121,848
Consolidated net operating income	501,455	434,736	498,335	510,397	524,085
NOI attributable to unconsolidated investments(1)	21,481	21,516	21,180	20,042	20,287
NOI attributable to noncontrolling interests(2)	(25,950)	(20,827)	(43,786)	(31,061)	(27,889)
Pro rata net operating income (NOI)(3)	$496,986	$435,425	$475,729	$499,378	$516,483

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$877,564	$150,714	$161,022	$47,440	$36,370	$3,548	$1,276,658
Property operating expenses	(698,601)	(8,236)	(47,254)	(64)	(4,085)	(1,935)	(760,175)
NOI(3)	178,963	142,478	113,768	47,376	32,285	1,613	516,483
Adjust:
Interest income	(1,091)	(33,149)	(51)	—	(5,381)	—	(39,672)
Other income(4)	(2,026)	(1,068)	(5,256)	—	—	(3,548)	(11,898)
Sold / held for sale	55	(254)	(830)	(478)	(2,263)	—	(3,770)
Non operational(5)	2,028	1	11	—	—	—	2,040
Non In-Place NOI(6)	(3,727)	(3,897)	(3,395)	(6,372)	(939)	1,935	(16,395)
Timing adjustments(7)	6,219	3,508	2,151	—	—	—	11,878
Total adjustments	1,458	(34,859)	(7,370)	(6,850)	(8,583)	(1,613)	(57,817)
In-Place NOI	180,421	107,619	106,398	40,526	23,702	—	458,666
Annualized In-Place NOI	$721,684	$430,476	$425,592	$162,104	$94,808	$—	$1,834,664

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	813	359	385	205	99	1,861
Recent acquisitions/ development conversions(8)	(183)	(46)	(23)	(2)	—	(254)
Under development	(35)	(5)	(3)	—	—	(43)
Under redevelopment(9)	(2)	—	(2)	—	(1)	(5)
Current held for sale	(2)	(1)	(1)	(4)	(9)	(17)
Land parcels, loans and sub-leases	(18)	(12)	(6)	—	(7)	(43)
Transitions(10)	(82)	(8)	—	(9)	(3)	(102)
Other(11)	(2)	—	—	—	(2)	(4)
Same store properties	489	287	350	190	77	1,393
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 15 for more information.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Excludes amounts recognized in other income related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(5) Primarily includes development properties and land parcels.
(6) Primarily represents non-cash NOI.
(7) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(8) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy.
(9) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(10) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(11) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	4Q20	1Q21	2Q21	3Q21	4Q21	Y/o/Y
Seniors Housing Operating
NOI	$163,574	$172,060	$143,751	$167,855	$178,963
Non-cash NOI on same store properties	(381)	(877)	12,279	(94)	(35)
NOI attributable to non-same store properties	(20,058)	(23,156)	(18,214)	(36,652)	(42,733)
Currency and ownership adjustments(1)	1,062	(331)	(718)	38	149
Normalizing adjustment for government grants(2)	(9,586)	(32,939)	(8,150)	(5,029)	(18,089)
Normalizing adjustment for casualty related expenses, net(3)	—	—	1,192	1,386	3,942
Other normalizing adjustments(4)	(378)	—	(886)	242	(484)
SSNOI(5)	134,233	114,757	129,254	127,746	121,713	(9.3)%

Seniors Housing Triple-net
NOI	114,760	57,143	130,983	139,166	142,478
Non-cash NOI on same store properties	(3,748)	41,868	(1,940)	(1,694)	(157)
NOI attributable to non-same store properties	(26,452)	(16,572)	(40,199)	(51,671)	(53,379)
Currency and ownership adjustments(1)	1,224	288	325	15	422
Other normalizing adjustments(4)	37	3,271	(2,878)	535	59
SSNOI	85,821	85,998	86,291	86,351	89,423	4.2%

Outpatient Medical
NOI	116,448	109,398	114,330	111,207	113,768
Non-cash NOI on same store properties	(3,092)	(2,654)	(2,665)	(1,892)	(2,483)
NOI attributable to non-same store properties	(7,476)	(5,673)	(11,961)	(8,623)	(9,446)
Currency and ownership adjustments(1)	(5,695)	(1,140)	(55)	296	(240)
Other normalizing adjustments(4)	(664)	(155)	(348)	(1,014)	294
SSNOI	99,521	99,776	99,301	99,974	101,893	2.4%

Health System
NOI	42,425	42,425	46,500	46,140	47,376
Non-cash NOI on same store properties	(5,278)	(5,278)	(5,278)	(4,647)	(5,760)
NOI attributable to non-same store properties	(1,361)	(1,361)	(5,436)	(5,051)	(4,845)
SSNOI	35,786	35,786	35,786	36,442	36,771	2.8%

Long-Term/Post-Acute Care
NOI	58,347	52,924	39,667	34,702	32,285
Non-cash NOI on same store properties	(1,150)	(326)	(950)	(1,137)	(937)
NOI attributable to non-same store properties	(34,685)	(30,436)	(16,445)	(11,274)	(8,968)
Currency and ownership adjustments(1)	49	—	(55)	(10)	(8)
Other normalizing adjustments(4)	—	169	—	—	—
SSNOI	22,561	22,331	22,217	22,281	22,372	(0.8)%

Corporate
NOI	1,432	1,475	498	308	1,613
NOI attributable to non-same store properties	(1,432)	(1,475)	(498)	(308)	(1,613)
SSNOI	—	—	—	—	—

Total
NOI	496,986	435,425	475,729	499,378	516,483
Non-cash NOI on same store properties	(13,649)	32,733	1,446	(9,464)	(9,372)
NOI attributable to non-same store properties	(91,464)	(78,673)	(92,753)	(113,579)	(120,984)
Currency and ownership adjustments(1)	(3,360)	(1,183)	(503)	339	323
Normalizing adjustments, net	(10,591)	(29,654)	(11,070)	(3,880)	(14,278)
SSNOI	$377,922	$358,648	$372,849	$372,794	$372,172	(1.5)%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2657 and to translate UK properties at a GBP/USD rate of 1.38.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(4) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(5) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$700,436	$101,888	$102,456	$904,780
Unconsolidated SHO revenues attributable to Welltower(1)	25,553	—	22,283	47,836
SHO revenues attributable to noncontrolling interests(2)	(41,095)	(11,625)	(22,332)	(75,052)
Pro rata SHO revenues(3)	684,894	90,263	102,407	877,564
SHO interest and other income	(7,397)	(84)	(43)	(7,524)
SHO revenues attributable to sold and held for sale properties	(135)	—	—	(135)
Currency and ownership adjustments(4)	—	2,137	(420)	1,717
SHO local revenues	677,361	92,316	101,945	871,622
Average occupied units/month	41,456	3,116	11,271	55,843
REVPOR/month in USD	$5,402	$9,795	$2,990	$5,160
REVPOR/month in local currency(4)		£7,098	$3,785

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	4Q20	4Q21	4Q20	4Q21	4Q20	4Q21	4Q20	4Q21
SHO SS REVPOR Growth
Consolidated SHO revenues	$525,649	$700,436	$83,204	$101,888	$106,167	$102,456	$715,020	$904,780
Unconsolidated SHO revenues attributable to WELL(1)	22,110	25,553	—	—	21,065	22,283	43,175	47,836
SHO revenues attributable to noncontrolling interests(2)	(23,588)	(41,095)	(8,085)	(11,625)	(23,482)	(22,332)	(55,155)	(75,052)
SHO pro rata revenues(3)	524,171	684,894	75,119	90,263	103,750	102,407	703,040	877,564
Non-cash revenues on same store properties	(851)	(562)	—	—	—	—	(851)	(562)
Revenues attributable to non-same store properties	(31,246)	(157,676)	(65,370)	(79,068)	(5,400)	(3,800)	(102,016)	(240,544)
Currency and ownership adjustments(4)	(216)	—	1,133	920	2,884	(406)	3,801	514
Normalizing adjustment for government grants(5)	—	(4,406)	—	—	—	—	—	(4,406)
Other normalizing adjustments(6)	(549)	—	—	(383)	—	—	(549)	(383)
SHO SS revenues(7)	491,309	522,250	10,882	11,732	101,234	98,201	603,425	632,183
Avg. occupied units/month(8)	26,197	27,279	450	471	11,543	10,936	38,190	38,686
SHO SS REVPOR(9)	$6,201	$6,330	$7,995	$8,235	$2,900	$2,969	$5,224	$5,403
SS REVPOR YOY growth	—%	2.1%	—%	3.0%	—%	2.4%	—	3.4%

SHO SSNOI Growth
Consolidated SHO NOI	$112,784	$133,486	$23,476	$22,595	$23,537	$24,294	$159,797	$180,375
Unconsolidated SHO NOI attributable to WELL(1)	4,351	4,425	—	—	8,831	6,288	13,182	10,713
SHO NOI attributable to noncontrolling interests(2)	(2,710)	(5,339)	(1,768)	(1,907)	(4,927)	(4,879)	(9,405)	(12,125)
SHO pro rata NOI(3)	114,425	132,572	21,708	20,688	27,441	25,703	163,574	178,963
Non-cash NOI on same store properties	(381)	(35)	—	—	—	—	(381)	(35)
NOI attributable to non-same store properties	(386)	(25,328)	(19,594)	(16,736)	(78)	(669)	(20,058)	(42,733)
Currency and ownership adjustments(4)	(37)	(3)	275	289	824	(137)	1,062	149
Normalizing adjustment for government grants(5)	(8,217)	(15,246)	—	(1,287)	(1,369)	(1,556)	(9,586)	(18,089)
Normalizing adjustment for casualty related expenses(10)	—	3,942	—	—	—	—	—	3,942
Other normalizing adjustments(6)	(378)	—	—	(484)	—	—	(378)	(484)
SHO pro rata SSNOI(7)	$105,026	$95,902	$2,389	$2,470	$26,818	$23,341	$134,233	$121,713
SHO SSNOI growth		(8.7)%		3.4%		(13.0)%		(9.3)%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(7)		$385,599		$9,850		$98,021		$493,470
Average units in service(11)		34,896		720		13,996		49,612
SSNOI/unit in USD		$11,050		$13,681		$7,004		$9,947
SSNOI/unit in local currency(4)				£9,914		$8,866
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 16 for more information.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 15 & 22 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2684 and to translate UK properties at a GBP/USD rate of 1.38.
(5) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(6) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(7) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 22 for more information.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month.
(10) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; uncertainty regarding the implementation and impact of the CARES Act and future stimulus or other COVID-19 relief legislation; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated February 15, 2022 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

Forward-Looking Statement and Risk Factors

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.